UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

For registration of certain classes of securities
pursuant to section 12(b) or (g) of the
Securities Exchange Act Of 1934

ESSEX RENTAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	20-5415048
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1110 Lake Cook Road, Suite 220, Buffalo Grove, Illinois	60089
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

Title of each class to be registered	Name of each exchange on which each class is to be registered

Units	NASDAQ Stock Market LLC

Common Stock, $.0001 par value	NASDAQ Stock Market LLC

Common Stock Purchase Warrants	NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  N/A
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note

This registration statement registers under Section 12(b) of the Securities Exchange Act of 1934, as amended, the common stock, par value $.0001 per share (the “Common Stock”), common stock purchase warrants (“Warrants”) and units (“Units”) of Essex Rental Corp., a Delaware corporation  (the “Corporation”), on the NASDAQ Capital Market.  The Corporation anticipates that the Common Stock, Warrants and Units will commence listing on the NASDAQ Capital Market at the open of trading on January 13, 2010.

Item 1.  Description of Registrant’s Securities to Be Registered.

Descriptions of the Common Stock, Warrants and Units of the Corporation are set forth in the Corporation’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on October 8, 2008 in the section entitled “Description of Hyde Park’s Securities Following the Acquisition” and Item 3.03 of the Current Report on Form 8-K filed by the Corporation with the SEC on November 6, 2008, which descriptions are incorporated herein by reference.

Item 2. Exhibits.

*3.1	Amended and Restated Certificate of Incorporation
**3.2	Amended and Restated By-Laws
***4.1	Specimen Unit Certificate
***4.2	Specimen Common Stock Certificate
***4.3	Specimen Warrant Certificate
***4.4	Form of Unit Purchase Option to be granted to Representative
***4.5	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Corporation

*	Incorporated by reference from the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 6, 2008.

**	Incorporated by reference from the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 28, 2007.

***
Incorporated by reference from the Company's Registration Statement on Form S-1 (SEC File 333-138452), as amended, which was initially filed with the Securities and Exchange Commission on November 6, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ESSEX RENTAL CORP.

By:	/s/ Martin A. Kroll
Name: Martin A. Kroll
Title: Chief Financial Officer
Date: January 11, 2010